UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                                January 1, 2010

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Material Definitive Agreement

As previously disclosed in January of 2009, the Registrant entered into a Consulting Agreement with Merrick RIS LLC (“Merrick) which was effective as of January 1, 2009, had a one year term and which allowed the Registrant to take advantage of certain consulting services offered by Merrick to the Registrant.  These services included, but were not limited to, investor relations, financial analysis and strategic planning.  Effective on January 1, 2010, the Registrant and Merrick entered into an amendment to extend the term of this Consulting Agreement through December 31, 2011, and modified the payment terms from a flat fee arrangement per quarter to a per transaction or success based arrangement.  The Audit Committee of the Registrant, pursuant to the Audit Committee Charter provisions governing related party transactions, has considered this amendment to the Consulting Agreement prior to its execution and approved its terms.

All agreements referenced in Item 1.01 of this Current Report on Form 8-K will be attached as exhibits to the Annual Report on Form 10-K to be filed by the Registrant as required by the United States Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

January 4, 2010	/s/ Ann Mayberry-French
By: Ann Mayberry-French
Title: General Counsel